As filed with the Securities and Exchange Commission on May 16, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUEHEALTH, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	47-4991296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420	33178
Doral, Florida
(Address of Principal Executive Offices)	(Zip Code)

NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan
(Full Title of the Plan)

Jeff Craig
General Counsel and Corporate Secretary
9250 NW 36th St Suite 420
Doral, FL 33178
(Name and address of agent for service)

(612) 238-1321
(Telephone number, including area code, of agent for service)

With copies to:

David Marx
111 South Main Street, Suite 2100
Salt Lake City, UT 84111
(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This registration statement (“Registration Statement”) is being filed solely for the registration of an aggregate of 2,275,000 shares of common stock, par value $0.0001 per share (“Common Stock”) of NeueHealth, Inc. (the “Company” or the “Registrant”) for issuance pursuant to awards granted under the Company’s Second Amended and Restated 2021 Omnibus Incentive Plan (as amended, the “Plan”); and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 1,957,782 shares of Common Stock (after giving effect to the Reverse Split referenced below) registered for issuance pursuant to the Registration Statement on Form S-8 filed on May 16, 2023 (Commission File No. 333-271987) and the 525,000 shares of Common Stock (after giving effect to the Reverse Split referenced below) registered for issuance pursuant to the Registration Statement on Form S-8 filed on June 28, 2021 (Commission File No. 333-257477) (collectively, the “Prior Registration Statements”). This Registration Statement is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

All share amounts referenced above and otherwise in this Registration Statement give effect to a 1-for-80 reverse stock split of the Common Stock effected on May 19, 2023 (the “Reverse Split”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 28, 2024.
•The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 1, 2024.
•The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 10, 2024.
•The Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2024, January 5, 2024, January 24, 2024, April 10, 2024 and May 8, 2024.
•The description of the Registrant’s Common Stock filed as Exhibit 4.1 of the Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 18, 2022, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. The Registrant’s amended and restated bylaws provide that we must indemnify and advance expenses to its directors and officers to the full extent authorized by the DGCL.

Further, the Registrant has or will enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in its amended and restated

bylaws or the DGCL. Such agreements may require the Registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1
Ninth Amended and Restated Certificate of Incorporation of NeueHealth, Inc. (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-8 filed on June 28, 2021)

4.2
Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation of NeueHealth, Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant's Current Report on Form 8-K filed on May 25, 2023)

4.3
Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation of NeueHealth, Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant's Current Report on Form 8-K filed on January 24, 2024)

4.4	Fourth Amended and Restated Bylaws of NeueHealth, Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed on January 24, 2024)
5.1*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages to this Registration Statement)
99.1	NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
107*	Filing Fee Table
* Filed herewith

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on May 16, 2024.

NeueHealth, Inc.

By:	/s/ G. Mike Mikan
Name: G. Mike Mikan
Title: Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned directors and officers of NeueHealth, Inc. hereby constitute and appoint G. Mike Mikan, Jay Matushak and Jeff Craig and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on May 16, 2024.
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SIGNATURE	TITLE

/s/ G. Mike Mikan	Chief Executive Officer, President and Director (Principal Executive Officer)
G. Mike Mikan

/s/ Jay Matushak	Chief Financial Officer (Principal Financial Officer)
Jay Matushak

/s/ Jeffrey J. Scherman	Chief Accounting Officer (Principal Accounting Officer)
Jeffrey J. Scherman

/s/ Robert J. Sheehy
Robert J. Sheehy	Chairman

/s/ Kedrick D. Adkins Jr.
Kedrick D. Adkins Jr.	Director

/s/ Linda Gooden
Linda Gooden	Director

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt	Director

/s/ Manuel Kadre
Manuel Kadre	Director

/s/ Steve Kraus
Steve Kraus	Director

/s/ Mohamad Makhzoumi
Mohamad Makhzoumi	Director

/s/ Matthew Manders
Matthew Manders	Director

/a/ Andrew M. Slavitt
Andrew M. Slavitt	Director

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